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                             September 27, 2004

The Bancorp, Inc.
405 Silverside Road
Wilmington, DE  19809


Ladies and Gentlemen:

         We have acted as counsel to The Bancorp, Inc. ("Bancorp"), a Delaware corporation, in connection with the preparation and filing by Bancorp of a registration statement on Form S-4 under the Securities Act of 1933, as amended, File No. 333-117385 (the "Registration Statement") with respect to an offering of common stock of Bancorp (the "Common Stock") in exchange for common stock of The Bancorp Bank, a Delaware banking corporation and Bancorp's minority owned subsidiary (the "Bank"). In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by Bancorp in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such documents.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Bancorp is a corporation which has been duly formed, is validly existing and is in good standing under the Delaware General Corporation Law.

         2. When exchanged for outstanding common stock and options to purchase common stock of the Bank, as set forth in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.

         We consent to the reference to this opinion and to Ledgewood Law Firm, P.C. in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.



                                                  Very truly yours,


                                                  /s/ LEDGEWOOD LAW FIRM, P.C.
                                                  ----------------------------
                                                  LEDGEWOOD LAW FIRM, P.C.